UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2019

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	1-11527	04-3262075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458

(Address of Principal Executive Offices, and Zip Code)

617-964-8389

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	HPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Equity Purchase Agreement

On June 2, 2019, Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), Spirit MTA REIT, a Maryland real estate investment trust (“SMTA”), SMTA Financing JV, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of SMTA (“Seller”), and Banner NewCo LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“Newco”), entered into an Equity Purchase Agreement (the “Purchase Agreement”).  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will acquire all of the limited liability company interests of Newco, to which, at the closing of the Sale (as defined below), (i) Seller will transfer all of the limited liability company interests of each of (1) Spirit Master Funding, LLC, a Delaware limited liability company, (2) Spirit Master Funding II, LLC, a Delaware limited liability company, (3) Spirit Master Funding III, LLC, a Delaware limited liability company, (4) Spirit Master Funding VI, LLC, a Delaware limited liability company, and (5) Spirit Master Funding VIII, LLC, a Delaware limited liability company (collectively, the “Acquired Companies”), and (ii) SMTA will transfer certain current assets and certain current liabilities.  As a result of the foregoing transactions (collectively, the “Sale”), the Company will acquire a portfolio of net leased properties across the United States owned by the Acquired Companies.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, at the closing of the Sale, the Company will pay aggregate cash consideration of $2.4 billion, subject to customary adjustments and prorations, plus certain debt prepayment penalties associated with the redemption of notes issued by the Acquired Companies under their asset-backed securitization platform.

The Purchase Agreement contains customary representations, warranties and indemnities, and the parties have agreed to various customary covenants and agreements, including to use their respective reasonable best efforts to consummate the Sale in accordance with the Purchase Agreement as promptly as practicable.  The Company has also agreed to refrain from knowingly taking, or knowingly omitting to take, certain actions that are reasonably expected to result in any of the conditions to the Sale not being satisfied in a reasonably timely manner without the consent of SMTA.

The consummation of the Sale is expected to close by year-end 2019, and is subject to certain customary closing conditions, including, among others, (i) approval of the Sale by the affirmative vote of a majority of the common shares of beneficial interest of SMTA entitled to vote on the matter (the “SMTA Shareholder Approval”), (ii) the absence of any order or law preventing, enjoining, prohibiting or making illegal the consummation of the Sale, (iii) the accuracy of each party’s representations and warranties, subject to customary materiality or material adverse effect qualifications, (iv) each party’s material performance of its obligations and compliance with its covenants and (v) the absence of a material adverse effect with respect to the Acquired Companies.  The obligations of the parties to consummate the Sale are not subject to any financing condition or the receipt of any financing by the Company.

SMTA has agreed to covenants prohibiting it from soliciting, providing non-public information or entering into discussions or agreements concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.  Prior to obtaining the SMTA Shareholder Approval, SMTA may terminate the Purchase Agreement to enter into an agreement with respect to a Superior Proposal (as defined in the Purchase Agreement), subject to SMTA’s payment of the termination fee described below, and SMTA’s board of trustees may effect a Change in Recommendation (as defined in the Purchase Agreement) if it has received a written acquisition proposal that constitutes a Superior Proposal or an Intervening Event (as defined in the Purchase Agreement) has occurred, and the failure to effect a Change in Recommendation would likely be inconsistent with the trustees’ duties under applicable law. Under these provisions, SMTA must notify the Company if it receives an alternative acquisition proposal or if there is an Intervening Event and allow for negotiations for a specified period before effecting a Change in Recommendation.

The Purchase Agreement contains certain termination rights for the Company and SMTA, including termination by either party if the Sale is not consummated by December 31, 2019.  The Purchase Agreement further provides that, upon termination of the Purchase Agreement under specified circumstances, including in connection with a Change of Recommendation of the SMTA board of trustees or the entry into a definitive agreement with respect to a Superior Proposal, SMTA will pay the Company a termination fee equal to $11,375,000.  In addition, if the Purchase Agreement is terminated because the SMTA Shareholder Approval is not obtained, SMTA will pay the Company an amount equal to the Company’s reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the transactions contemplated by the Purchase Agreement in an aggregate amount not to exceed $10 million.

The Sale and the Purchase Agreement were approved unanimously by the Company’s board of trustees and SMTA’s board of trustees.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.  The Purchase Agreement and the above description have been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, SMTA, Seller, Newco, the Acquired Companies or their respective subsidiaries or affiliates.  The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made by the parties), may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or SMTA’s public disclosures.

Financing

In connection with the financing of the transactions contemplated by the Purchase Agreement, the Company has obtained commitments (the “Debt Commitment”) from Bank of America, N.A., BofA Securities, Inc., Citigroup, Morgan Stanley Senior Funding, Inc., RBC Capital Markets and Wells Fargo Securities LLC (collectively, the “Lenders”) pursuant to a commitment letter, dated as of the date of the Purchase Agreement, to make available to the Company a senior unsecured term loan facility, under which the Company may borrow up to $2.0 billion (the “Debt Financing”).  The Debt Financing will be used to fund the Sale pursuant to the terms of the Purchase Agreement, to repay existing debt of the Acquired Companies (including the notes issued by the Acquired Companies under their asset-backed securitization platform) and to pay fees and expenses in connection with the foregoing.  The Debt Commitment is subject to customary conditions, including the consummation of the Sale in accordance with the terms and conditions set forth in the Purchase Agreement.

Item 7.01.  Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing the execution of the Purchase Agreement.  The full text of the press release is attached hereto as Exhibit 99.1.

The Company will host a conference call on June 3, 2019 at 10:00 a.m., Eastern time, to discuss the proposed Sale.  Attached hereto as Exhibit 99.2 is a presentation that the Company will use during the conference call.  The presentation is also available on the Company’s website (http://www.hptreit.com).

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 and the information set forth therein, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 and the information set forth therein, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description

2.1	Equity Purchase Agreement, dated as of June 2, 2019, by and among Hospitality Properties Trust, Spirit MTA REIT, SMTA Financing JV, LLC and Banner NewCo LLC*

99.1	Press Release, dated June 3, 2019

99.2	Investor Presentation, dated June 3, 2019

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negative or derivatives of these or similar expressions, we are making forward-looking statements. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements and the implications of these statements are not guaranteed to occur and may not occur for various reasons, some of which are beyond the Company’s control.  Actual results may differ materially from those contained in or implied by our forward looking statements as a result of various factors.  For example:

•                  This Current Report on Form 8-K states that the Company has agreed to acquire a portfolio of net leased properties from SMTA for $2.4 billion via the acquisition of all of the limited liability company interests of Newco.  This transaction is subject to certain closing conditions. As a result, the transaction may not occur or may be delayed or the terms thereof may change.

•                  This Current Report on Form 8-K states that the transaction is subject to approval by SMTA’s shareholders and other customary closing conditions, and it is expected to close by year-end 2019; however, timing associated with the transaction may be delayed and the transaction may not close until after year-end 2019, or at all.

•                  This Current Report on Form 8-K states that the Debt Financing will be used to fund the Sale pursuant to the terms of the Purchase Agreement, to repay existing debt of the Acquired Companies and to pay fees and expenses in connection with the foregoing.  The Debt Commitment is subject to certain closing conditions.  As a result, the Debt Financing contemplated by the Debt Commitment may not be available to the Company or the terms thereof may change.

The information contained in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from the Company’s forward looking statements.  The Company’s filings with the SEC are available on the SEC’s website at www.SEC.gov.  You should not place undue reliance upon forward looking statements. Except as required by law, the Company does not intend to update or change any forward looking statements as a result of new information, future events or otherwise.

NO OFFER OR SOLICITATION

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Date: June 3, 2019